UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) March 4, 2011

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective as of March 4, 2011, Old Republic Capital Corporation (“ORCC”), as borrower, and Old Republic International Corporation (the “Corporation”), as guarantor, will terminate a $150,000,000 one year credit facility that had been established under a Credit Agreement dated as of September 2, 2010 (the “Credit Agreement”). Termination of the Credit Agreement by and among ORCC, the Corporation, the lender parties thereof, JPMorgan Chase Bank, N.A., as administrative agent, The Northern Trust Company, as syndication agent, and Keybank, N.A. and U.S. Bank, N.A., as document agents is pursuant to the termination notice provisions thereof. The Credit Agreement served as a backup to ORCC’s commercial paper program, was never drawn on and was scheduled to expire on September 1, 2011.

A copy of the Credit Agreement was filed as Exhibit 10(P) to the 2010 Form 10-K filed by the Corporation and is incorporated by reference as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 * Credit agreement dated as of September 2, 2010 among Old Republic Capital Corporation, as borrower, Old Republic International Corporation, as guarantor, JPMorgan Chase Bank, National Association, as administrative agent, The Northern Trust Company, as syndication agent, and KeyBank National Association and U.S. Bank National Association, as documentation agents. (Exhibit 10(P) to Registrant’s Annual Report on Form 10-K for 2010)

*Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: March 3, 2011	By: __/s/ Spencer LeRoy III_________________________
Spencer LeRoy III
Senior Vice President, Secretary and General Counsel